Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Weikang Bio-Technology Group Company, Inc.:

We hereby consent to the incorporation by reference in  the Registration Statement on Form S-1 (No. 333-172241) and on Form S-8 (No. 333-151877) of Weikang Bio-Technology Group Company, Inc. of our report dated March 11, 2011 relating to the financial statements which appears in this Form 10-K.

Goldman Kurland and Mohidin LLP
Encino, California
March 22, 2011